As filed with the Securities and Exchange Commission on May 29, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

First Trust Senior Floating Rate Income Fund II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder Name

Address 1

Address 2

Address 3

Important Notice

Re: First Trust Senior Floating Rate Income Fund II ("FCT")

Dear Shareholder:

We have tried unsuccessfully to contact you, whether by mail or by phone, regarding the upcoming Special Meeting of Shareholders of First Trust Senior Floating Rate Income Fund II.

At the Special Meeting, shareholders are being asked to vote on an important operating initiative for First Trust Senior Floating Rate Income Fund II. The proposal requires your consideration and response. Our records indicate that you have not yet voted on the proposal.

It is important that we speak to you regarding this matter. Please call toll-free at 1-888-628-1041 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday. At the time of the call, please reference the Investor ID listed below.

Please respond no later than Monday, June 8, 2026

INVESTOR PROFILE:

Investor ID:   XXXXXXXX                              Security ID:   XXXXXXXX

Shares owned:  XXXXXXXXX                            Household ID:  XXXXXXXX

There is no confidential information required and the call will only take a few moments of your time. Please contact us as soon as possible. Thank you for your time and consideration.

Sincerely,

James A. Bowen

Chairman of the Board of Trustees,

First Trust Senior Floating Rate Income Fund II

OFFICIAL BUSINESS_ This document relates to your investment in our Fund.